                              OPTION AGREEMENT FOR
                         THE PURCHASE OIL AND GAS LEASES

     THIS  AGREEMENT  ("Agreement")  is by  and  between  GulfWest  Energy  Inc.
("GulfWest"),  a Texas corporation,  whose address is 480 N. Sam Houston Parkway
E., Suite 300, Houston,  Texas 77060; Setex Oil & Gas Company  ("Setex"),  a
Texas  corporation,  whose address is 480 N. Sam Houston  Parkway E., Suite 300,
Houston, Texas 77060 and W. L. Addison Investments L.L.C.  ("Addison"),  a Texas
limited  liability  company,  whose address is 16300  Addison  Road,  Suite 300,
Addison, Texas 75001;

                                   WITNESSETH:

     WHEREAS,  GulfWest  and Summit  Investment  Group-Texas  L.L.C.  ("Summit")
entered into an OIL AND GAS PROPERTY  ACQUISITION,  EXPLORATION  AND DEVELOPMENT
AGREEMENT,  dated December 17, 2001, as amended (hereinafter  referred to as the
"Lease Bank  Agreement")  pursuant to which GulfWest and Summit acquired certain oil and gas leases (hereinafter referred to as the "Leases") in order to develop and exploit oil and gas  properties  in the Iola Field,  Grimes  County,  Texas,
Village Mills Field,  Hardin County,  Texas and Cold Springs Field,  San Jacinto
County, Texas; and

     WHEREAS,  pursuant  to the Lease Bank  Agreement,  Summit was to recoup and recover certain funds advanced to GulfWest covering the acquisition costs of the
Leases (such funds being hereinafter referred to as "Advanced Funds"); and

     WHEREAS,  Addison  has  agreed to pay  Summit on  behalf  of  GulfWest  the non-recouped and outstanding Advanced Funds; and

     WHEREAS,   as  consideration   for  Addison's  payment  to  Summit  of  the
non-recouped and outstanding Advanced Funds,  GulfWest desires that Addison take title to the Leases from Summit; and

     WHEREAS,  by  instrument  of conveyance  effective  March 1, 2004,  Addison acquired  the Leases  from Summit and  GulfWest  has agreed to convey to Addison certain wellbores located on lands covered by the Leases; and

     WHEREAS,  for the consideration  herein set forth, Addison desires to grant
GulfWest  the option to  purchase  such oil and gas leases  and  wellbores  from
Addison;

     NOW THEREFORE, in consideration of the premises and mutual covenants herein below set forth, GulfWest and Addison agree as follows:

                                    Article I
                      Option To Purchase Oil and Gas Leases

     Addison  hereby  grants to GulfWest an Option To  Purchase  ("Option")  the
Leases  acquired  from  Summit  Investment  Group  Texas  L.L.C.  pursuant to an instrument of assignment and conveyance, effective March 1, 2004, covering those certain oil and gas leases situated in the Iola Field, Grimes County,  Texas and which are more fully described on Exhibit "A" attached hereto. This Option shall also  extend and apply to those  wellbores  conveyed  by GulfWest to Addison and which are listed on the attached Exhibit "B".

                                   Article II
                                 Term of Option

     The Option may be  exercised  by GulfWest  on or before one hundred  eighty
(180) days from the date of this Agreement. The option period may be extended by the mutual consent of Addison and GulfWest.

                                   Article III
                                  Consideration

     The  consideration  to be paid by GulfWest for this  Agreement  shall be as follows:

(1)  Upon execution of this Agreement,  GulfWest will make and tender to Addison a promissory note in the original  principal amount of Six Hundred Thousand
     Dollars  ($600,000.00)  bearing  interest  at the  rate of  prime  plus two percent (2%),  hereinafter referred to as the "Option Note". The applicable prime rate shall be Wall Street Journal Prime Rate as published in the Wall
     Street Journal.

(2)  GulfWest shall be responsible for maintaining the Leases by paying,  at its sole cost and expense,  all lease bonuses,  delay rental  payments or other lease payments required to maintain and/or replace the Leases, as required, for the economic  development  of oil and gas  production in the Iola Field
     Prospect.

(3)  GulfWest's operating company subsidiary,  Setex Oil & Gas Company ("Setex")
     is currently  recognized by the Railroad Commission of Texas ("Commission")
     as operator of the wells transferred to Addison by GulfWest.  Setex assumes full operational responsibility such wells including the obligation to plug and abandon such wells as may be required by the Commission.

                                   Article IV
                                Option Redemption

     A. In the event,  GulfWest  elects to exercise this Option it will give ten
(10) days prior  written  notice to Addison.  The Option  shall be  exercised by
GulfWest by paying Addison the sum of One Million Two Hundred  Thousand  Dollars
($1,200,000.00)   plus  interest  at  the  prime  rate  plus  two  percent  (2%)
("Redemption  Price").  The prime  rate  charged  hereunder  is the Wall  Street
Journal Prime Rate as published in The Wall Street Journal. Interest will accrue for the  period  commencing  with  the  effective  date of  this  Agreement  and continuing through the date the Redemption Price is paid to Addison.

     B. Upon  payment  of the  Redemption  Price,  Addison  and  GulfWest  shall consider the Option Note cancelled and paid in full.

                                    Article V
                        Working Interest Retention Rights

     In the event GulfWest  elects to exercise this Option,  Addison may, at its sole election,  retain up to a twenty five percent (25%) working interest in the
Leases it conveys to GulfWest pursuant hereto.

     This Agreement has been executed as of the respective  acknowledgment dates of the signatory parties but is to be effective March 1, 2004.

ADDISON INVESTMENTS, L.L.C.

\S\     John E. Loehr
----------------------------
By:    John E. Loehr
Its:   President

GULFWEST ENERGY INC.                              SETEX OIL & GAS COMPANY

\s\  Thomas R. Kaetzer                            \s\  Thomas R. Kaetzer
-----------------------------                     ----------------------------
By:    Thomas R. Kaetzer                          By:    Thomas R. Kaetzer
Its:   President                                  Its:   President

                                 Acknowledgments

THE STATE OF TEXAS ss.ss.

COUNTY OF HARRIS ss.ss.

     This instrument was  acknowledged  before me this 5th day of March 2004 by
John E.  Loehr,  President  of  Addison  Investments  L.L.C.,  a  Texas  limited liability company on behalf of said company.

          [Personal Seal]                 \s\  Carol Revia
                                          Notary Public for the State of Texas

THE STATE OF TEXAS ss.ss.

COUNTY OF HARRIS ss.ss.

     This instrument was  acknowledged  before me this 5th day of March 2004 by
Thomas R. Kaetzer,  President of GulfWest Energy Inc., a Texas  corporation,  on behalf of said company.

          [Personal Seal]                   \s\  Carol Revia
                                           Notary Public for the State of Texas

THE STATE OF TEXAS ss.ss.

COUNTY OF HARRIS ss.ss.

     This instrument was  acknowledged  before me this ____ day of March 2004 by
Thomas R. Kaetzer, President of Setex Oil & Gas Company, a Texas corporation, on behalf of said company.

          [Personal Seal]                   \s\  Carol Revia
                                            Notary Public for the State of Texas